Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to Registration Statement No. 33-21722 on Form N-1A of our reports dated February 23, 2017, relating to the financial statements and financial highlights of the Alger Capital Appreciation Portfolio, Alger Large Cap Growth Portfolio, Alger Mid Cap Growth Portfolio, Alger SMid Cap Focus Portfolio (formerly Alger SMid Cap Growth Portfolio), Alger Small Cap Growth Portfolio, Alger Growth & Income Portfolio, and Alger Balanced Portfolio, each a series of the Alger Portfolios (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2016. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
August 25, 2017